Exibit 77.O

                  Transactions Effected Pursuant to Rule 10f-3
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----------------------------- ------------- --------------- --------------------------- ------------------------------
Fund                          Issuer        Date of         Broker/Dealer From          Affiliated/Principal
                                            Purchase        Whom Purchased              Underwriter or Syndicate
----------------------------- ------------- --------------- --------------------------- ------------------------------
ING VP Strategic              HSBC          6/20/05         HSBC Securities             ING Financial Markets, LLC
Allocation Balanced           Finance
Portfolio                     Corp.
----------------------------- ------------- --------------- --------------------------- ------------------------------
ING VP Strategic              HSBC          6/20/05         HSBC Securities             ING Financial Markets, LLC
Allocation Growth             Finance
Portfolio                     Corp.
----------------------------- ------------- --------------- --------------------------- ------------------------------
ING VP Strategic              HSBC          6/20/05         HSBC Securities             ING Financial Markets, LLC
Allocation Income             Finance
Portfolio                     Corp.
----------------------------- ------------- --------------- --------------------------- ------------------------------
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